Exhibit 10.10
ALLOT COMMUNICATIONS LTD.
KEY EMPLOYEES OF SUBSIDIARIES AND CONSULTANTS
SHARE INCENTIVE PLAN
I. NAME AND PURPOSE
1. Name:
This plan, as amended from time to time, shall be known as the “Allot Communications Ltd. Key Employees of subsidiaries and consultants Share Incentive Plan “(the “Plan”).
2. Purpose:
The purpose and intent of the Plan is to provide incentives to employees of Allot Communications Ltd. Subsidiaries and consultants, by providing them with opportunities to purchase shares in the Allot Communications LTD (the “Company”).
II. GENERAL TERMS AND CONDITIONS OF THE PLAN
3. Administration:
3.1 The Plan will be administered by an Incentive Committee (the “Committee”), which will consist of such number of Directors of the Company, as may be fixed from time to time by the Board of Directors of the Company. The Board of Directors shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.
3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.
3.3 Subject to the general terms and conditions of this Plan, the Committee shall have full authority in its discretion, from time to time and at any time, to determine ( i ) the persons (“Grantees”) to whom “Option Awards” (as hereinafter defined) shall be granted, ( ii ) the number of shares to be covered by each Option Award, (iii) the time or times at which the same shall be granted, (iv) the price, schedule and conditions on which such Option Awards may be exercised and on which such shares shall be paid for, and/or (v) any other matter which is necessary of desirable for, or incidental to, the administration of the Plan.

3.4 The Company may from time to time adopt such rules and regulations for carrying out the Plan, as it may deem best. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option Award granted thereunder.
3.5 The interpretation and construction by the Committee of any provision of the Plan or of any Option Award thereunder shall be final and conclusive unless otherwise determined by the Board of Directors.
4. Eligible Grantees:
Option Awards may be granted to any director, officer, key employee, other employee or consultant of the Company or a subsidiary. The grant of an Option Award to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share incentive or stock option plan of the Company or any of its subsidiaries.
5. Trustee:
The Option Awards and/or shares in the Company, which will be issued upon the exercise of the Option Awards, will be held in trust, by a trustee (the “ Trustee”) who will hold the same pursuant to the Company’s instructions from time to time. The Trustee shall not use the voting rights vested in any such shares and shall not exercise said rights in any way whatsoever, except in cases when, at his discretion and after consulting with the Committee, the Trustee believes that the said rights should be exercised for the protection of the Grantees as a minority among the Company shareholders.
6. Reserved Shares:
The Company has reserved 179,556 authorized but unissued Ordinary Shares (nominal value NIS 0.01 per share) for purposes of the Plan, subject to adjustment as provided in Section 11 hereof. All shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Option Awards under the Plan.
7. Option Awards:
The instrument granting an Option Award shall state, inter alia, the number of shares covered thereby, the dates when it may be exercised, the options price, the schedule on which such shares may be paid for and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan.
8. Option Price:
The price per share covered by each Option Award shall be as determined By the Committee, and shall in no event be less than the par value of the shares.

9. Exercise of Option Award:
9.1 Option Awards shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan.
9.2 An Option Award, or any part thereof, shall be exercisable by the Grantee’s signing and returning to the Company at its principal office (and to the Trustee where applicable), a “Notice of Exercise” which will also constitute a Share Incentive Agreement (the “Agreement”) in such form and substance as may be prescribed by the Committee from time to time.
9.3 Anything herein to contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option Award, or any part thereof, has not been exercised and the shares covered thereby not paid for before or on August 1. 2006, then the right to acquire such shares, shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection therewith any shares are held in trust as aforesaid, such trust shall ipso facto expire and the Trustee shall thereafter hold such shares in an unallocated pool until instructed by the Company that some or all of such shares are again to be held in trust for one or more Grantee.
9.4 Each payment for shares under an Option Award shall be in respect of a whole number of shares, shall be effected in cash or by a cashier’s or certified check payable to the order of Company, or such other method of payment acceptable to the Company, and shall be accompanied by a notice stating the number of shares being paid for thereby.
10. Termination of Employment:
10.1 In General: Subject to the provisions of Section 10.2 hereof, if a Grantee should for any reason, cease to be employed by the Company or its subsidiaries, all of his rights, if any, in respect of (a) all Option Awards theretofore granted to him under the Plan and not exercised (to the extent that they are exercisable) two (2) weeks after such cessation of employment, and (b) all shares which may be purchased by him under the Plan and which are not fully paid for within two (2) weeks after such cessation of employment shall ipso facto terminate (including all bonus shares (stock dividends) and other rights that are attached to the shares). In the event of resignation of discharge of a Grantee from the employ of the Company, or subsidiary thereof, his employment shall, for the purposes of this Section 10.1, be deemed to have ceased upon the delivery to the employer of notice of resignation, or upon the delivery to employee of notice of discharge, as the case may be, irrespective of the effective date of such resignation or discharge. In the event the employment of a Grantee is terminated for cause, said Grantee shall not be entitled to exercise the Option Awards subsequent to the time of delivery of the notice of discharge.
10.2 Death, Disability, Retirement: Anything herein to the contrary notwithstanding: (i) If a Grantee shall die while in the employment of the Company, his estate, to the extent that it has acquired by will or by operation of law the rights of the deceased

Grantee, shall be entitled for a period of three (3) months following the date of death of such Grantee, to exercise such rights of such Grantee not therefore exercised (but only to the extent), and on the same terms, as the deceased Grantee could have done during or at the end of such three months period had he survived and had he continued his employment with the Company.
(ii) If a Grantee is unable to continue to be employed by the Company by reason of his becoming incapacitated while in the employment of the Company as a result of an accident or illness or other cause which is approved by the Committee, such Grantee shall, continue to enjoy rights under the Plan on such terms and conditions as the Committee in its discretion may determine.
(iii) If a Grantee should retire, he shall, continue to enjoy such rights, if any, under the Plan and on such terms and conditions as the Committee in its discretion may determine.
11. Adjustments:
Upon the happening of any of the following described events, a Grantee’s rights to purchase shares under the Plan shall be adjusted as hereinafter provided:
11.1 In the event the Ordinary Shares of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, recapitalization or the like, the Ordinary Shares of the Company shall be exchanged for other securities of the Company or of another corporation, then, upon the exercise of an Option Award, each Grantee shall be entitled, subject to the conditions herein stated, to purchase such number of Ordinary Shares or amount of other securities of the Company or such other corporation as were exchangeable for the number of Ordinary Shares of the Company which such Grantee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.
11.2 In the event that the Company shall issue any of its Ordinary Shares or other securities as bonus shares (stock dividend) upon or with respect to any shares which shall at the time be subject to a right of purchase by a Grantee hereunder, each Grantee, upon exercising such right, shall be entitled to receive (for the purchase price payable upon such exercise), the shares as to which he is exercising his said right and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such bonus shares (stock dividend) were declared, and such amount of cash in lieu of fractional shares, as is equal to the amount of shares and the amount of cash in lieu of fractional shares which he would have received had he been the holder of the shares as to which he is exercising his said right at all times between the date of the granting of such right and the date of its exercise.
11.3 Upon the happening of any of the foregoing events, the class and aggregate number of Ordinary Shares issuable pursuant to the Plan (as set forth in Section 6 hereof), in respect of which Option Awards have not yet been granted, shall also be appropriately adjusted to reflect the events specified is Sections 11.1 and 11.2 above.
11.4 The Committee shall determine the specific adjustments to be made under this Section 11, and its determination shall be conclusive.
12. Assignability and Sale of Shares:
12.1 No option Award and no shares purchasable hereunder which were not fully paid for shall be assignable or transferable by the Grantee; and during the lifetime of the Grantee each and all his rights to purchase shares hereunder shall be exercisable only by him. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Grantee’s rights in respect of Option Award of shares purchasable pursuant to the exercise thereof upon the death of such Grantee to his estate or other successors by operation of law or will, whose rights therein shall be governed by section 10.2 hereof.
12.2 The Grantee will not be allowed to sell any shares purchased pursuant to the exercise of Option Awards granted hereunder before the second anniversary of the date of Grant of the Option Awards.
13. Terms and Amendment of the Plan:
13.1 The Plan shall expire on August 1, 2006.
13.2 Subject to applicable laws, the Board of Directors of the Company may, at any time and from time to time, terminate or amend the Plan in any respect. In no event may any action of the Company alter or impair the rights of a Grantee, without his consent, under any Option Award previously granted to him.
14. Continue of Employment:
Neither the Plan nor the Agreement shall impose any obligation on the Company or a subsidiary thereof, to continue any Grantee in its employ, and nothing in the Plan or in any Option Award granted pursuant thereto shall confer upon any Grantee any right to continue his employ of the Company or a subsidiary thereof, or restrict the right of the Company or a subsidiary thereof to terminate such employment at any time.
15. Governing Law:
The Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

16. Application of Funds:
The proceeds received by the Company from the sale of shares pursuant to Option Awards granted under the Plan will be used for general corporate purposes of the Company or any subsidiary thereof.
17. Tax Consequences:
Any tax consequences arising from the grant of exercise of any Option Award, from the payment for shares covered thereby of from any other event of act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee. Furthermore, the Grantee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from and payment made to the Grantee.